Exhibit 99.1

For Immediate Release

Contact:

Patrick Pedonti

Chief Financial Officer

Tel: +1-860-298-4738

E-mail: investorrelations@sscinc.com

SS&C Technologies Record Fourth Quarter and 2011 Results, 2011 Operating Cash Flow of

$110 million, up 46.1%

GAAP Diluted EPS of $0.16, up 33%, Adjusted Diluted EPS of $0.29, up 21%

WINDSOR, CT – February 21, 2012 — SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced its financial results for the fourth quarter and full year ended December 31, 2011.

“2011 was the highest-ever revenue year in SS&C’s history and we believe we can continue our success in 2012,” said Bill Stone, Chairman and Chief Executive Officer, SS&C Technologies Holdings, Inc. “During 2011 our operating cash flow improved on 2010 and our strong financial position continued. In 2011 operating cash flow was $110 million up 46.1%, from $75.6 million in 2010.”

Results

The Company reported revenue of $95.7 million for the fourth quarter of 2011, compared to $86.1 million in the fourth quarter of 2010, an increase of 11.1 percent. Total revenue for the year ended December 31, 2011 was $370.8 million, a 12.7 percent increase over $328.9 million of revenue in 2010.

GAAP operating income for the fourth quarter of 2011 was $23.7 million, or 24.8 percent of revenue, up from $21.0 million in 2010’s fourth quarter. Operating income for the year ended December 31, 2011 was $93.8 million, or 25.3 percent of revenue, compared to $79.8 million for 2010.

Net income for the fourth quarter of 2011 was $13.3 million, compared to $9.2 million in the fourth quarter of 2010, an increase of 44.5 percent. Net income for the year ended December 31, 2011 was $51.0 million, compared to $32.4 million for 2010, a 57.4 percent increase.

On a fully diluted basis, earnings per share in the fourth quarter of 2011 were $0.16, a 33.3 percent increase from $0.12 in the fourth quarter of 2010. On a fully diluted basis, earnings per share for the year ended December 31, 2011 were $0.63, a 43.2 percent increase compared to 2010’s $0.44 per share.

Adjusted operating income (a non-GAAP financial measure defined in note 2 to the attached Condensed Consolidated Financial Information) in the fourth quarter of 2011 was $38.4 million, or 40.1 percent of revenue. This represents a 12.6 percent increase compared to $34.1 million and 39.6 percent of revenue in the fourth quarter of 2010. Adjusted operating income for the year ended December 31, 2011 was $146.0 million. This represents a 12.9 percent increase compared to adjusted operating income of $129.2 million for 2010.

Adjusted net income (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) for the fourth quarter of 2011 was $23.3 million, compared to $18.2 million in 2010’s fourth quarter, a 28.4 percent increase. Adjusted net income for the year ended December 31, 2011 was $86.5 million, a 31.7 percent increase compared to $65.6 million for 2010.

Adjusted diluted earnings per share (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) in the fourth quarter were $0.29, a 20.8 percent increase from $0.24 in the fourth quarter of 2010. Adjusted diluted earnings per share for the year ended December 31, 2011 were $1.07, an 18.9 percent increase compared to $0.90 per share in 2010.

Annual Run Rate Basis

Annual Run Rate Basis (ARRB) recurring revenue, defined as the addition of maintenance and software-enabled services revenue, was $83.3 million for the fourth quarter of 2011, an annual run-rate of $333.2 million. This represents an increase of 11.5 percent from $74.7 million and $298.9 million run-rate in the same period in 2010 and an increase of 0.5 percent from Q3 2011’s $82.8 million and $331.4 million run-rate. We believe ARRB of our recurring revenue is a good indicator of visibility.

Operating Cash Flow

SS&C ended the quarter with $40.3 million in cash and cash equivalents, and $100.0 million in debt, for a net debt balance of $59.7 million. SS&C generated net cash from operating activities of $110.4 million for the year ended December 31, 2011, compared to $75.6 million for 2010, representing a 46.1 percent increase. SS&C’s leverage ratio as defined in our credit agreement stood at 0.7 for the year ended 2011.

Guidance

SS&C announces the following financial guidance for the first quarter and fiscal year 2012:

Guidance	Q1 2012	FY 2012
Total Revenue ($M)	$94.0 – $97.0	$398.0 – $408.0
Adjusted Net Income ($M)	$22.8 – $23.9	$99.5 – $103.5
Cash from Operating Activities ($M)	N/A	$115.0 – $120.0
Capital Expenditures ( percent of revenue)	N/A	2.2% – 2.7%

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes that these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release

SS&C’s Q4 and Fiscal Year 2011 earnings call will take place at 5:00 p.m. eastern time today, February 21, 2012. The call will discuss Q4 and 2011 results. Interested parties may dial 877-312-8798 (U.S. and Canada) or 253-237-1193 (International) and request the “SS&C Fourth Quarter and 2011 Earnings Call,” conference ID #46268521. A replay will be available after 8:00 p.m. eastern time on February 21, until midnight on February 28, 2012. The dial-in number is 855-859-2056 (U.S. and Canada) 404-537-3406 (International); access code #46268521. The call will also be available for replay on SS&C’s website after February 21, 2012: http://investor.ssctech.com/results.cfm.

This press release contains forward-looking statements relating to, among other things, our financial guidance for the first quarter of 2012 and full year 2012. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, and those risks described in the Company’s publicly available filings with the Securities and Exchange Commission. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. 5,000 financial services organizations, from the world’s largest to local financial services organizations, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $16 trillion in assets.

Additional information about SS&C (NASDAQ: SSNC) is available at www.ssctech.com.

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SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended		Year Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Revenues:
Software licenses	$6,166	$6,054	$23,507	$23,683
Maintenance	19,807	18,573	78,266	72,703
Professional services	6,233	5,343	23,048	20,727
Software-enabled services	63,489	56,140	246,007	211,792

Total revenues	95,695	86,110	370,828	328,905

Cost of revenues:
Software licenses	1,736	1,996	6,825	7,750
Maintenance	8,797	8,407	34,993	32,712
Professional services	4,110	3,711	15,549	13,954
Software-enabled services	33,034	29,379	126,921	111,516

Total cost of revenues	47,677	43,493	184,288	165,932

Gross profit	48,018	42,617	186,540	162,973

Operating expenses:
Selling and marketing	7,676	6,319	28,892	25,229
Research and development	9,297	7,956	35,650	31,442
General and administrative	7,360	7,297	28,221	26,462

Total operating expenses	24,333	21,572	92,763	83,133

Operating income	23,685	21,045	93,777	79,840

Interest expense, net	(2,812)	(6,594)	(14,628)	(30,412)
Other (expense) income, net	(603)	(154)	(423)	499
Loss on extinguishment of debt	(1,906)	—	(4,787)	(5,480)

Income before income taxes	18,364	14,297	73,939	44,447
Provision for income taxes	5,104	5,121	22,918	12,034

Net income	$13,260	$9,176	$51,021	$32,413

Basic earnings per share	$0.17	$0.13	$0.67	$0.47

Basic weighted average number of common shares outstanding	77,470	72,316	76,482	69,027

Diluted earnings per share	$0.16	$0.12	$0.63	$0.44

Diluted weighted average number of common and common equivalent shares outstanding	81,194	76,594	80,709	73,079

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	September 30,
	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$40,318	$84,843
Accounts receivable, net	47,201	45,531
Prepaid income taxes	788	2,242
Deferred income taxes	889	1,142
Prepaid expenses and other current assets	5,214	5,932
Restricted cash	1,149	—

Total current assets	95,559	139,690

Property and equipment, net	14,304	13,570

Deferred income taxes	1,111	686
Goodwill	931,639	926,668
Intangible and other assets, net	164,995	195,112

Total assets	$1,207,608	$1,275,726

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$1,702
Accounts payable	4,170	3,790
Accrued employee compensation and benefits	19,770	16,854
Other accrued expenses	14,058	11,052
Interest payable	95	1,305
Deferred maintenance and other revenue	46,395	41,671

Total current liabilities	84,488	76,374

Long-term debt, net of current portion	100,000	289,092
Other long-term liabilities	14,081	12,343
Deferred income taxes	28,936	40,734

Total liabilities	227,505	418,543

Total stockholders’ equity	980,103	857,183

Total liabilities and stockholders’ equity	$1,207,608	$1,275,726

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

	September 30,	September 30,
	Year Ended
	December 31, 2011	December 31, 2010
Cash flow from operating activities:
Net income	$51,021	$32,413
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,224	40,728
Stock-based compensation expense	13,493	13,254
Amortization of loan origination costs	4,485	3,392
Loss (gain) on sale or disposition of property and equipment	11	(9)
Deferred income taxes	(12,423)	(13,700)
Provision for doubtful accounts	802	831
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	(1,818)	1,066
Prepaid expenses and other assets	(324)	(133)
Accounts payable	278	(1,041)
Accrued expenses and other liabilities	4,076	(2,660)
Income taxes receivable and payable	4,181	2,073
Deferred maintenance and other revenues	4,401	(647)

Net cash provided by operating activities	110,407	75,567

Cash flow from investing activities:
Additions to property and equipment	(6,222)	(4,834)
Cash paid for business acquisitions, net of cash acquired	(20,577)	(45,815)
Additions to capitalized software and other intangibles	(1,406)	(509)
Other	(1,149)	59

Net cash used in investing activities	(29,354)	(51,099)

Cash flow from financing activities:
Proceeds from debt financing	100,000	—
Repayment of debt	(291,051)	(108,120)
Proceeds from common stock issuance, net	51,971	134,558
Proceeds from exercise of stock options	8,788	10,813
Purchase of common stock for treasury	—	(1,169)
Income tax benefit related to exercise of stock options	4,934	5,064

Net cash (used in) provided by financing activities	(125,358)	41,146

Effect of exchange rate changes on cash and cash equivalents	(220)	174

Net (decrease) increase in cash and cash equivalents	(44,525)	65,788
Cash and cash equivalents, beginning of period	84,843	19,055

Cash and cash equivalents, end of period	$40,318	$84,843

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Information

Note 1. Reconciliation of Revenue to Adjusted Revenue

Adjusted revenue represents revenue adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenue is presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenue is not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenue does not represent revenue, as that term is defined under GAAP, and should not be considered as an alternative to revenue as an indicator of our operating performance. Adjusted revenue as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted revenue and revenue, the GAAP measure we believe to be most directly comparable to adjusted revenue.

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2011	2010	2011	2010
Revenue	$95,695	$86,110	$370,828	$328,905
Purchase accounting adjustments to deferred revenue	7	11	27	189

Adjusted revenue	$95,702	$86,121	$370,855	$329,094

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of acquisition-related intangible assets and purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of the underlying performance of the Company. Adjusted operating income is not a recognized term under GAAP. Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2011	2010	2011	2010
Operating income	$23,685	$21,045	$93,777	$79,840
Amortization of intangible assets	9,418	8,950	36,826	35,085
Stock-based compensation	4,278	4,073	13,493	13,254
Capital-based taxes	200	230	354	1,091
Unusual or non-recurring charges (gains)	863	(30)	1,932	174
Purchase accounting adjustments	(65)	(114)	(373)	(238)
Other	—	(75)	(30)	39

Adjusted operating income	$38,379	$34,079	$145,979	$129,245

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our credit agreement, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA do not represent net income, as that term is defined under GAAP, and should not be considered as alternatives to net income as an indicator of our operating performance. The following is a reconciliation between EBITDA, consolidated EBITDA and adjusted consolidated EBITDA and net income.

	September 30,	September 30,	September 30,	September 30,
	Three months ended December 31,		Year ended December 31
(in thousands)	2011	2010	2011	2010
Net income	$13,260	$9,176	$51,021	$32,413
Interest expense, net	4,718	6,594	19,415	35,892
Income taxes	5,104	5,121	22,918	12,034
Depreciation and amortization	10,742	10,372	42,224	40,728

EBITDA	33,824	31,263	135,578	121,067
Stock-based compensation	4,278	4,073	13,493	13,254
Capital-based taxes	200	230	354	1,091
Acquired EBITDA and cost savings	—	329	1,192	6,392
Unusual or non-recurring charges (gains)	1,465	124	2,355	(325)
Purchase accounting adjustments	(65)	(114)	(373)	(238)
Other	(147)	(75)	(183)	39

Consolidated EBITDA	39,555	35,830	152,416	141,280
Less: acquired EBITDA and cost savings	—	(329)	(1,192)	(6,392)

Adjusted Consolidated EBITDA	$39,555	$35,501	$151,224	$134,888

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items that are not operational in nature or comparable to those of our competitors. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2011	2010	2011	2010
GAAP – Net income	$13,260	$9,176	$51,021	$32,413
Plus: Amortization of intangible assets	9,418	8,950	36,826	35,085
Plus: Amortization of deferred financing costs	356	496	1,656	2,127
Plus: Stock-based compensation	4,278	4,073	13,493	13,254
Plus: Capital-based taxes	200	230	354	1,091
Plus: Unusual or non-recurring charges (gains)	1,465	124	2,355	(325)
Plus: Loss on extinguishment of debt	1,906	—	4,787	5,480
Plus: Purchase accounting adjustments	(65)	(114)	(373)	(238)
Plus: Other	—	(75)	(30)	39
Income tax effect (1)	(7,469)	(4,672)	(23,635)	(23,301)

Adjusted net income	$23,349	$18,188	$86,454	$65,625

Adjusted diluted earnings per share	$0.29	$0.24	$1.07	$0.90

GAAP diluted earnings per share	$0.16	$0.12	$0.63	$0.44

Diluted weighted-average shares outstanding	81,194	76,594	80,709	73,079

(1)	An estimated normalized effective tax rate of 35% has been used to adjust the provision for income taxes for the items noted above for the purposes of computing adjusted net income.